EXHIBIT A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13D, Amendment No. 8, with respect to the Common Stock of Sterling Chemicals, Inc. dated as of March 24, 2009 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: March 24, 2009	RESURGENCE ASSET MANAGEMENT, L.L.C.
	By:	/s/ Martin D. Sass
		Name:	Martin D. Sass
		Title:	Chairman and Chief Executive Officer

RESURGENCE ASSET MANAGEMENT, INTERNATIONAL L.L.C.
	By:	/s/ Martin D. Sass
		Name:	Martin D. Sass
		Title:	Chairman and Chief Executive Officer

RE/ENTERPRISE ASSET MANAGEMENT, L.L.C.
	By:	/s/ Martin D. Sass
		Name:	Martin D. Sass
		Title:	Chairman and Chief Executive Officer

MARTIN D. SASS
/s/ Martin D. Sass
Martin D. Sass